Exhibit 99.1

FOR IMMEDIATE RELEASE

iSatori Reports Fiscal Year 2014 Results and Recent Developments

GOLDEN, CO--(MarketWired – March 23, 2015) - iSatori, Inc. (OTCQB: IFIT), an emerging leader in the development and marketing of scientifically engineered nutritional supplements for healthier lifestyles, today announced results for the fiscal year ended December 31, 2014.

“Results for the second half of 2014 were disappointing, although we remain confident about our future based on our current developments,” said Stephen Adelé, Founder and Chief Executive Officer of iSatori. “After a strong first half of the year, a downturn in sales in the weight-loss segment combined with unanticipated product returns affected overall revenues and profitability in the second half,” he added.

“Early in 2014, we recognized what we believed to be substantial growth opportunities in the sports fitness market, based on our growth of our category-creating Bio-Gro™ bio-active peptides innovation.  In the second half of 2014, we moved aggressively to expedite planned product development and new product introductions based on this novel dietary ingredient.”

Additionally, iSatori added to its Energize brand with a new 5-day (10-tablet count) size blister-pack sold into Walgreens during December 2014 and has subsequently acquired new distribution in CVS and Rite-Aid retail drugstores on a national basis.

“We have been very pleased with the initial response to this and other new products introduced in early 2015. We have streamlined our operations, and we expect a return to growth and operational profitability in the first half of 2015,” Mr. Adelé continued.

Net product revenues, after discounts, returns, and marketing trade promotions, for the year ended December 31, 2014 were $9,513,606 compared with net product revenues of $10,507,038 in 2013. The reduction in revenues is primarily a result of an industry-wide disruption in the dietary supplement weight-loss segment of its business beginning in the third quarter and running through the fourth quarter 2014, compounded with a non-reoccurring, but an unplanned substantial product return from a retail customer. As a result, net loss for the year was ($1,170,409) or $(.09) per share compared with a net loss of $(958,642) or $(.08) the previous year.

Recent Highlights

Bank Line of Credit Resolution.  On March 17, 2015, iSatori reached a preliminary agreement with their primary banking institution, Colorado Business Bank ("CoBiz"), in which the loan agreement and covenants will be modified and the Company will no longer be in forbearance. iSatori and CoBiz have agreed on the principal terms of the arrangement and are currently awaiting documentation from their respective legal teams.

In January, the Company introduced two products to complement its growing Bio-Gro™ product line within its sports nutrition assortment.  Pre-Gro™ is a pre-workout powder designed to deliver a high-energy, muscle-building workout experience. Fortified with iSatori’s own patent-pending creation, clinically tested Bio-Gro™ bio-active peptides, and HydroMax®, a patented, stabilized glycerol to provide a noticeable muscle pump effect, combined of which will help users trigger new muscular growth from a more intense workout. Pre-Gro™ currently is available in four flavors (Artic Blue Razz, Delicious Fruit Punch, Cherry Limeade, and Lemon Drop Supreme), and more are anticipated to be released during the year. Distribution for Pre-Gro™ was secured for the Company’s primary channels, such as GNC, Vitamin Shoppe, Vitamin World, Europa Sports Wholesalers, Bodybuilding.com, and other retailers and international markets will be shipped as product is made available.  The second product innovation from iSatori, Hyper-Gro™, is a lean muscle mass gainer shake mix that contains an exclusive 5-Phase Instantized Protein Blend with beef protein isolate as its number one source. Hyper-Gro™ is also fortified with clinically tested Bio-Gro™ bio-active peptides to help maximize lean muscle growth, without adding fat weight. Distribution for Hyper-Gro™ is similar to Pre-Gro™, and all primary channels have been secured. Additional retailers and international markets are planned for the remainder of the year as more product becomes available. Initial response to the new Energize entries and Gro series products has exceeded projections, and the Company is currently awaiting shipment to fulfill over $1.4-million on backlog orders.

New Distribution Customers. In December 2014, iSatori partnered with Sportika Export (based in Connecticut), the largest dietary supplement exporter in the world. Led by industry veterans Richard White and Barry Griffing, with their expertise in the export of sports supplements and wide distribution into over 130+ countries, the Company expects to gain new international distribution in the coming year through this new, exciting channel.

In February 2015, the Company shipped the opening orders of its Energize 28-count tablet to CVS Health drugstores. The Company also received initial purchase orders for their Energize product in February, which would expand distribution in Rite-Aid drugstores from partial to full national distribution. This customer acquisition will increase iSatori’s retail footprint by more than 11,000+ retail stores domestically—increasing the Company’s ACV (all commodity volume, a measure of maximum retail distribution volume) from 18.6% to 34.1%.  This includes such current retail distribution as Walmart, Walgreens, Super Value, Meijer, and other food, drug, and mass retailers.

New and More Functional Warehouse & Distribution Center.  In January 2015, the Company opened its 17,426-square-foot warehouse and distribution center, located in Denver, Colorado. The facility is occupied under a four-year lease and will allow the Company to house its finished goods in one facility. New machinery also allows the Company to bundle and package promotions, internally, and thereby reduce incurred expenses normally paid for these services. The new warehouse and distribution center is expected to decrease overall costs to the company by removing outside warehousing costs and reducing long-distance and intermittent freight expense back and forth, as well as improve customer satisfaction with its retail partners. In conjunction with the move, a new freight agreement with a major carrier was executed to add additional cost savings.

Celebrity-Athlete Endorsement Deal. In January 2015, iSatori signed a multi-year endorsement agreement with one of the industry’s biggest influencers, CT Fletcher.  The Company expects that this partnership will increase brand awareness and consumption of iSatori products, through Mr. Fletcher’s wide reach and influence on social media platforms, including YouTube, where he has close to 800,000 subscribers and his videos have had over 74,000,000 views. In all, Mr. Fletcher has over 2-milliion followers in social media, making him one of the largest celebrities in the industry. CT Fletcher has begun to make a series of special retail and trade show appearances.  The Company believes the endorsement deal, which was only recently executed in January, should begin to yield dividends for the brand’s equity over time.

iSatori, Inc.

Balance Sheets

December 31, 2014 and 2013

	December 31,	December 31,
ASSETS	2014	2013
Current assets:
Cash and cash equivalents	$738,725	$822,876
Investments	-	-
Accounts receivable trade	925,506	2,398,178
Income tax receivable	-	102,452
Note receivables - current portion	28,939	11,013
Inventories	2,483,602	1,985,764
Assets held for sale	34,979	108,228
Deferred tax asset, net	-	53,081
Prepaid expenses	217,668	222,466
Total current assets	4,429,419	5,704,058

Property and equipment:
Leasehold improvements	11,485	11,485
Furniture and fixtures	128,902	112,362
Office equipment	57,408	52,908
Computer equipment	332,171	312,403
Dies and cylinders	43,942	43,942
Less accumulated depreciation	(425,238)	(359,464)
Net property and equipment	148,670	173,636

Note receivable – net of current portion	52,695	81,714

Other assets:
Deferred tax asset, net	57,314	147,941
Deposits and other assets	45,207	61,167
Total other assets	102,521	209,108

Total assets	$4,733,305	$6,168,516

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$819,918	$1,248,490
Accrued expenses	253,208	187,608
Deferred revenues	191,127	292,215
Deferred tax liability, net	57,314	-
Line of credit	1,620,519	1,220,655
Notes payable	15,708	20,464
Total current liabilities	2,957,794	2,969,432

Long-term liabilities
Derivative liability	152,849	471,015

Commitments and contingencies (Notes 1,2,5, and 6)

Stockholders' Equity:
Convertible preferred stock, $0.01 par value, 750,000 shares authorized; 22,500 shares issued and outstanding ($450,000 of liquidation value)	225	225
Common stock, $0.01 par value, 56,250,000 shares authorized; 12,909,278 shares issued and outstanding	129,093	128,797
Additional paid-in capital	4,796,241	4,731,535
Accumulated deficit	(3,302,897)	(2,132,488)
Total stockholders’ equity	1,622,662	2,728,069
Total liabilities and stockholders' equity	$4,733,305	$6,168,516

iSatori, Inc.

Statements of Operations

December 31, 2014 and 2013

	For the Years Ended
	December 31
	2014	2013
Revenues:
Product revenue (Net of returns and discounts)	$9,513,606	$10,507,038
Royalty revenue	103,975	115,749
Other revenue	37,207	42,251
Total revenue	9,654,788	10,665,038

Cost of sales	4,727,660	4,686,708
Gross profit	4,927,128	5,978,330

Operating Expenses:
Selling and marketing	2,353,018	2,974,203
Salaries and labor related expenses	2,499,719	2,241,470
Administration	1,082,962	1,586,526
Depreciation and amortization	78,574	95,148
Total operating expenses	6,014,273	6,897,347

Loss from operations	(1,087,145)	(919,017)

Other income (expense)	300,800	74,346
Financing expense	(55,827)	(78,533)
Interest expense	(49,540)	(32,610)

Loss before income taxes	(891,712)	(955,814)

Income tax expense	(278,697)	(2,828)

Net loss	$(1,170,409)	$(958,642)

Net loss per common share
Basic	$(0.09)	$(0.08)
Diluted	$(0.09)	$(0.08)

Weighted average shares outstanding:
Basic	12,890,840	12,763,946
Diluted	12,890,840	12,763,946

About iSatori, Inc.

iSatori is a consumer products firm that develops and sells scientifically engineered nutritional products through online marketing, Fortune 500 retailers, and thousands of retail stores around the world. The Company is headquartered in Golden, Colorado, and its common stock trades on the OTCQB under the symbol "IFIT." More information about the Company is available at http://www.isatori.com.

Forward-Looking Statements

Statements made in this news release relating to the Company's future sales, expenses, revenue, product developments, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in demand for the Company's products, the availability and price of ingredients necessary to manufacture such products, and the outcome of any current or future litigation regarding such products or similar products of competitors. Please see our Risk Factor disclosures included in our Registration Statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission on April 30, 2013, and in subsequent filings with the Securities and Exchange Commission. All future written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

Contacts

Self & Associates

Trudy M. Self

Investor Relations

909.336.5685

TMSelf@aol.com

iSatori, Inc.

Sue Mosebar

Corporate Communications

303.215.9174

pr@isatori.com

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